Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-124372 of Merrill Lynch Global Equity Opportunities Fund on Form N-1A of our report dated August 4, 2005 appearing in the Statement of Additional Information, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

August 4, 2005